EXHIBIT 5.3


               IN THE UNITED STATES DISTRICT COURT

                  FOR THE DISTRICT OF DELAWARE


BALLY GAMING INTERNATIONAL, INC.,  )
                                   )
               Plaintiff,          )
                                   )
     v.                            )    C.A. No. 95-538
                                   )
ALLIANCE GAMING CORPORATION        )
and BGII ACQUISITION CORP.,        )
                                   )
               Defendants.         )


                            COMPLAINT
                            ---------

          Plaintiff Bally Gaming International, Inc., by its undersigned attorneys, complaining of defendants, alleges as follows:

                    Introduction and Summary
                    ------------------------

          1. The shareholders of plaintiff Bally Gaming International, Inc. ("Bally") and the securities markets have been falsely led to believe by defendants Alliance Gaming Corporation ("Alliance") and its wholly-owned subsidiary, BGII Acquisition Corp. ("Bidder"), that the partial, hostile tender offer they have made for shares of Bally (the "Alliance Offer") is a first step in the acquisition of the entire equity interest in Bally for the same consideration pursuant to a proposed future merger. Alliance has played a game of "now you see it, now you don't" with respect to the financing of its Offer, first assuring Bally shareholders and the markets that financing was present in




PAGE
one form, only to turn around later and present financing in another, totally different form. The Bally shareholders and the markets were also told at one point that Alliance planned to solicit consents to elect a majority of Bally directors pledged to support the Alliance Offer (assuming the Offer was adequately financed), but they have since been told that the consent solicitation may or may not take place.

          2. In fact, the Alliance Offer was designed by Alliance (the two defendants are sometimes collectively called "Alliance") to be, and is, misleading, coercive and illusory, for a variety of reasons. Concealed from Bally shareholders and from the markets generally, among other things, are the facts that:

          --   Alliance has an undisclosed principal,
               Richard Rainwater, whose crucial role in Alliance will cause embarrassment and licensing difficulties for Rainwater and
               Alliance.

          --   Alliance is severely underfunded and
               overleveraged, such that it will be unable, once it acquires a majority of Bally stock and once it is combined with Bally, to cause
               Bally to repay substantial indebtedness that will immediately come due, to issue stock of real value in a back-end merger or to go forward as a viable company.

          -- Alliance's so-called tender offer is not designed to permit Alliance to acquire all shares of Bally at the same price, but is instead a vehicle to permit Alliance to attempt to interfere with and disrupt the merger agreement that has been entered into between Bally and WMS Industries, Inc. ("WMS"). Uncertainties concerning the back-end merger will have the effect of coercing shareholders into tendering their stock to Alliance even if they would prefer the merger with WMS. If sufficient Bally stock is tendered to Alliance to permit it to replace the directors of Bally with its own designees, they will then "negotiate" a merger agreement on Alliance's terms.

                --   The centerpiece of Alliance's on-again, off-
               again consent contest is the false appearance that Alliance has made a desirable offer for Bally that Bally's directors have improperly rejected, and as a result, Alliance must conceal the fact that it has received extraordinary cooperation from Bally's board.

          3. Alliance and the Bidder have made several public statements and have filed and caused to be publicly disseminated a Schedule 14D-1 (the "14D-1/Proxy Statement"), that purport to make certain disclosures about the Alliance Offer, Alliance and Bally. Because the Offer is the first step in a consent and/or proxy solicitation, the 14D-1/Proxy Statement must also be treated as a proxy statement subject to the appropriate laws and regulations.

          4. In furtherance of defendants' aforesaid plan, the statements and the 14D-1/Proxy Statement have knowingly been crafted so as to be at the time they were made replete with misrepresentations and omissions, detailed below, on the subjects of:

          (a)  the interests behind Alliance;
          (b)  the financing for its Alliance Offer;
          (c)  the financial condition of a combined
               Alliance/Bally entity;
          (d)  Alliance's plans for Bally, including
               the likelihood of a proxy contest and
               the terms of any future merger between
               Alliance and Bally;
          (e)  the history of Alliance's negotiations
               with Bally, including the opportunities
               afforded to Alliance to conduct due
               diligence of Bally;
               (f)  the obstacles to a rapid Alliance/Bally
               combination, including regulatory approvals and a non-competition agreement to which Bally is party;
               and
          (g)  the proposed WMS merger.

          5. In addition, Alliance, acting through the Bidder, has filed a preliminary consent statement (the "Preliminary Consent Statement") that is available to the public that contains misrepresentations and omissions on many of the same subjects as the 14D-1/Proxy Statement, and additionally omits other information crucial to the Bally shareholders to whom it is addressed, such as any information at all about the WMS merger

      agreement.  Alliance has also mailed a letter soliciting consents to Bally shareholders (the "August 8 Letter").  The Preliminary
Consent Statement and the August 8 Letter also contain misstatements and omissions. Finally, Alliance made certain announcements and mailed an additional letter to Bally shareholders on September 1, 1995 (the "September 1
Announcements") that substantially alter certain of Alliance's earlier "disclosures", and repeat and re-embellish many of its misrepresentations.

          6. By reason of these misstatements and omissions, defendants have violated sections 14(d) and (e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Regulation 14D promulgated by the Securities and Exchange Commission (the "SEC") thereunder, and they should be required to make corrective disclosures before proceeding with their offer. Moreover, because Alliance is preserving the possibility that it may be engaging in a consent solicitation that involves both the election of directors and a decision as to a merger, it is in violation of section 14(a) of the Exchange Act and Regulation 14A thereunder, because it is soliciting proxies without having properly filed the requisite statements, and pursuant to a false and misleading proxy statement.

                     Jurisdiction and Venue
                     ----------------------

          7. Jurisdiction is conferred on this Court by the provisions of 28 U.S.C. Sections 1331 and 1337 and 15 U.S.C.
Section 78aa.

          8.   Venue is proper in this Court pursuant to 28
U.S.C. Section 1391 and 15 U.S.C. Section 78aa.

                             Parties
                             -------

          9. Bally is incorporated under the laws of Delaware and has its principal place of business in Las Vegas, Nevada.
Bally's main business is the design and manufacture of electronic gaming machines.

          10. Alliance is incorporated under the laws of Nevada and has its principal place of business in Las Vegas, Nevada.
Alliance owns, operates, installs, manages and services gaming devices and operates two casinos.

                11.  The Bidder is incorporated under the laws of
Delaware, has its principal place of business at Alliance's principal office, was organized for the sole purpose of making the Alliance Offer and has conducted no other business.

                           Background
                           ----------

          Alliance
          --------

          12. Several years ago, Alliance (then known as United Gaming) was taken over by investors led by Richard Rainwater with the intention of using Alliance as a vehicle to make acquisitions in the gaming industry. For reasons detailed below, these principals of Alliance, although they dominate the company, are unwilling or unable to be publicly identified as controlling a gambling enterprise, and accordingly, upon information and belief, embarked upon a scheme to accomplish their ends without complying with gaming licensing regulations. To that end, these principals have pushed Joel Kirschbaum to the fore as their sole identified representative, while they have falsely described themselves as passive, limited partners. They have not, however, conducted themselves as passive investors.

          13. Recently, Alliance raised approximately $85 million in an offering of convertible debt securities. The purpose of the offering was to finance expansion through acquisitions, and Alliance announced (as reflected in contemporaneous research reports) that its ability to complete such transactions was enhanced by the presence among its leading investors of Rainwater and Kirschbaum, who had reputations respectively as an aggressive doer of deals and a successful investment banker. To date, however, Alliance has failed to invest the proceeds of the offering, and, upon information and belief, is having difficulty servicing its bonds, which trade at a substantial discount. In order to salvage both its finances and its reputation, Alliance is desperate to do a deal with Bally.

          Negotiations
          ------------

          14. Between one and two years ago, Bally's directors concluded that in order for Bally to achieve its potential it would need to find a strategic partner, either to invest additional equity capital in Bally or to combine with it synergistically. Management was instructed to seek out such a partner, and the performance criteria of senior management's

      incentive compensation were adjusted to reflect these new objectives.

          15. Alliance is one of the companies with whom Bally has explored a possible combination. Alliance representatives have frequently met with Bally's directors, officers, operating personnel, lawyers and investment bankers, and have been given the free opportunity to ask questions about Bally and obtain limited non-public information.

          16. Alliance has repeatedly sought to acquire additional non-public information from Bally, which it has told
Bally it needs in order to obtain financing for a business combination. Indeed, Alliance representatives have told Bally on several occasions that Alliance cannot obtain financing to undertake a hostile takeover of Bally.

          17. Despite its desire to acquire additional non-public information about Bally, Alliance has steadfastly declined and refused to enter into the standard confidentiality/stand-still agreement that Bally has requested in return. The agreement Bally proffered to Alliance is substantially identical to the agreement it proffered to WMS, and that was in fact signed by WMS before it obtained any non-public information about Bally.

          18. Instead, Alliance claimed to be concerned that Bally did not truly want to enter into a major transaction, a fear it purported to retain even as events demonstrated Bally's seriousness. Accordingly, Alliance insisted on retaining its ability to "protect itself" and to make a hostile offer for Bally in certain circumstances. Bally has objected to this tack, noting both (i) that it is not customary for one company to seek the assistance of another company's directors in procuring non-public information needed to evaluate a possible transaction and obtain financing for that transaction and still preserve its option to go over the directors' heads; and (ii) that Alliance's insistence was inconsistent with its repeated representations that it could not, in any event, accomplish a hostile takeover.

          19. At certain points in the negotiations, Rainwater took an active role, at one point acknowledging that Alliance's position on a stand-still agreement has been irrational, and pledging to cause Alliance to enter into a standard stand-still agreement.

          20.  At one dinner meeting, Rainwater and other
Alliance representatives shook hands with Bally representatives on a deal pursuant to which Alliance would have paid $13.00 per

      share for Bally.  In addition, Rainwater promised to strengthen the balance sheet of the combined entity by providing a new equity investment of approximately $50 million.

          21. The following day, however, after a formal presentation made to Bally's board, in which Rainwater stressed his strategic vision for the combined companies and his record as a successful investor, Rainwater advised Bally that he was not prepared to commit himself to such an investment.

          22. On April 17, 1995, as Bally publicly announced, it entered into a letter of intent with WMS providing for a period during which Bally would consider no transactions other than one with WMS. That period expired 25 days after execution of the letter of intent, however, and although Bally announced it would continue to work toward a merger agreement with WMS, it confirmed, in response to an inquiry from Alliance, that the exclusivity period had ended. Not until several weeks later -- when Bally and WMS had virtually completed their negotiations -- did Alliance again propose a deal to Bally.

          23. Even at that late date, Bally wanted to be sure that Alliance had every opportunity to present its position to Bally. To that end, a combination meeting/conference call was held involving the senior representatives of Bally and Alliance, including the chief executives of both companies, at which Alliance strenuously argued that its deal was in Bally's best interests.

          24. One matter that was of great concern to Bally was the nature of Alliance's financing commitments -- especially given Alliance's history of losses and existing high leverage. Bally told Alliance that it anticipated that negotiations with WMS would soon reach fruition, and that Bally needed to know how firm or contingent Alliance's financing was in order to permit it rationally to compare the two proposals and not put the more secure one at risk. Originally, Alliance told Bally that it had two banks lined up, but refused to name them unless Bally agreed to pay Alliance $700,000 in the event no Alliance/Bally transaction occurred. Bally declined so to commit itself.

          25. Thereafter, Bally learned the identity of Alliance's banks when Alliance publicly disclosed it in a misleading letter and press release that dramatically understated the conditional nature of the banks' commitments. Bally immediately asked to meet with the banks in order to assess their commitment and ascertain whether the banks were aware of and had considered certain specific due diligence issues that WMS had already considered and incorporated into its offer. Alliance



                                 -7-
PAGE
refused to permit such a meeting unless Bally permitted the banks at the same time to obtain such additional non-public information as they might desire.

          26. Despite this unsettling uncertainty about Alliance's financing, when Bally's Board met on June 21, 1995, to consider the alternatives available to Bally, it decided to treat the Alliance proposal as if the needed financing were absolutely secure. Nonetheless, after extensive analysis and advice from experts, the Board concluded that the WMS proposal was superior to the Alliance proposal, financially and otherwise, and in the better interest of shareholders, and it voted unanimously (with one abstention) to execute a merger agreement with WMS. This was done immediately following the vote.

          27. Thereafter, contradicting Alliance's assurances to Bally and to the public that its financing commitments were firm subject only to due diligence concerning Bally, the Schedule 13D filed by Alliance on June 28, 1995 and its exhibits revealed that the "commitments" were subject also to due diligence of Alliance itself and, more importantly, to Alliance's obtaining commitments from other sources for permanent financing to replace the financing in question.

          The WMS Merger Agreement
          ------------------------

          28. The agreement between Bally and WMS provides for the stockholders of Bally to receive for each outstanding share of Common Stock of Bally, 0.55 shares of Common Stock of WMS.

          29. The agreement provides that prior to the consummation of the merger, Bally must either sell its German operations for net proceeds of at least $55 million or must recapitalize the German operations and distribute the equity of those operations to Bally stockholders in a manner that would permit Bally to be debt-free at the time of the merger with WMS. Bally's stockholders will be entitled to receive, in addition to the 0.55 shares of WMS stock, any amounts in excess of $55 million realized by Bally if the German operations are sold, or shares of the German operations if they are spun off.

          30. The WMS merger agreement contemplates a Bally shareholder meeting in late October 1995 at which the shareholders will be asked to approve the merger and the sale or spinoff of the German operations, as well as to elect directors. It is anticipated that the merger will close in January 1996, after the expiration of a non-competition agreement to which Bally is party.

                The Alliance Offer
          ------------------

          31. On July 25, 1995, Alliance announced that it would commence a tender offer for sufficient shares of Bally to give it a majority when added to the 9.3% it already owned. Alliance's announcement named the two banks that it said had "indicated they are interested" in financing the offer, "subject, among other conditions, to satisfactory due diligence."

          32.  Alliance further announced:

          In a follow-up merger of the two companies after the tender offer, each Bally Gaming share will be acquired in exchange for Alliance stock valued at $12.50 per Bally
          Gaming share. The exact number of Alliance shares to be exchanged for each Bally Gaming share will be determined by averaging the closing price of Alliance shares during a ten day trading period ending five trading days prior to the merger, subject to an appropriate collar.

(emphasis supplied.)

          33. The announcement further stated that Alliance had commenced litigation in Delaware to enjoin, among other things, progress on the merger agreement between Bally and WMS. In that connection, Alliance quoted its chief executive officer, Steve Greathouse, as saying:

          Our bid is clearly superior to the WMS bid, which was so hastily accepted last month by Bally Gaming's Board. It is unfortunate that we have had to go to such extraordinary lengths just so we can receive the same basic access to information as was given by Bally's
          Gaming Board to WMS, in order for us to
          consummate the transaction that is better for Bally Gaming shareholders.

                             *  *  *

          We think we can enhance Bally Gaming's
          operations and growth, so we're interested in acquiring the company. At the same time, as one of the major shareholders in Bally
          Gaming, we're interested in having the
          company sold to the highest bidder.  The


                                  -9-
PAGE
          objective of electing independent directors will be to facilitate the highest offer for Bally Gaming's share, no matter whom it comes from.

          34. On July 27, 1995, as it publicly announced on the same day, Alliance asked the Delaware Court to require Bally to hold promptly an election for directors and to order that such election "not be coupled with a vote of the proposed WMS Industries merger". In that connection, Alliance represented to the Court that it "absolutely" intended to conduct a proxy contest with respect to the election of Bally directors. It said nothing about conducting a consent solicitation. Upon information and belief, Alliance has solicited various shareholders of Bally to support its demand for due diligence of Bally, which is, in effect, a solicitation of consents or proxies by Alliance to support an Alliance slate of directors and/or a merger with Alliance.

          35. On July 28, 1995, Alliance commenced its Offer by filing and disseminating the 14D-1/Proxy Statement.

          The Consent Solicitation
          ------------------------

          36. On August 8, 1995, Alliance publicly announced its intention to solicit the consent of Bally shareholders to elect a majority of Bally directors. Upon information and belief, it had been Alliance's intention for at least several weeks to conduct a consent solicitation.

          37. The directors to be elected would be committed, inter alia, to permitting Alliance to conduct due diligence of Bally, and to accepting Alliance's Offer if they are "satisfied with Alliance's financing." While the new directors would also, according to Alliance, be committed to evaluate "any other offer or revised offer providing greater value to Bally stockholders", it is clear that they will not approve the merger with WMS if they conclude that Alliance has adequate financing. No other condition beyond financing to the directors' approval of the Alliance Offer was stated to exist.

          38. Also on August 8, Alliance filed the Preliminary Consent Statement with the SEC and mailed the August 8 Letter soliciting consents to Bally shareholders. The Preliminary Consent Statement stated Alliance's intention of removing four of Bally's directors and replacing them with four "independent" directors (to be named later) pledged to a "program" of:




                                  -10-
PAGE

          (i)       permitting Alliance and its
                    representatives to conduct a due
                    diligence review of Bally;

          (ii)      approving the Alliance Offer and
                    taking action to expedite the
                    consummation of the Offer and the
                    proposed back-end merger, if they
                    are "satisfied with the level of
                    financial commitment provided by
                    Alliance";

          (iii)     otherwise, resigning and permitting
                    the remaining three Bally directors
                    to proceed with the WMS merger; and

          (iv)      evaluating and facilitating any
                    "other offer or revised offer
                    providing greater value to
                    [Bally]'s stockholders".

          39. The Preliminary Consent Statement stated that the Alliance slate also proposed to repeal certain unspecified Bally by-laws that "would adversely affect or impede" Alliance's program. Alliance conceded that it is unaware of any such by-laws, but darkly suggested that some may have been, or might in the future be, secretly adopted.

          40. The Preliminary Consent Statement discussed the proposed back-end merger in the same terms as Alliance's July 25 announcement described above. The August 8 Letter summarized the program and claimed that the purpose of the consent solicitation was "to level the playing field."

                    The Moratorium Agreement
                    ------------------------

          41. On August 14, 1995, Bally, WMS and Alliance entered into an agreement (the "Moratorium") pursuant to which Alliance would not pursue implementation of its consent solicitation, or solicit proxies, until September 1, 1995. Alliance also agreed to extend its Offer until September 12, 1995, and the parties agreed to solicit neither tenders to the Offer nor rejections of the Offer until September 1, 1995.

          42. The Moratorium also provided that Bally and WMS would not institute or threaten legal action against Alliance until September 1, 1995, and that in the event Bally or WMS instituted legal action on or after September 1, Alliance would raise no objection based on the delay.


                                 -11-
PAGE

          43. On August 25, 1995, pursuant to the Moratorium, Alliance extended the expiration date of its Offer to September 12, 1995. At the same time, Alliance announced that some 1.3 million shares of Bally stock had been tendered into the Offer.

                  The September 1 Announcements
                  -----------------------------

          44. On or about September 1, 1995, Alliance issued an announcement, filed an amendment to the 14 D-1/Proxy Statement and mailed a letter to shareholders that, in essence, conceded that the bridge facility it had previously touted as being a firm financing commitment was, in fact, no such thing. Alliance was now completely abandoning this facility (for which it had paid handsomely) and substituting for it loans from three totally new sources that were said to be really, truly firm this time -- not even dependent on due diligence.

          45. The September 1 Announcements trumpeted that Alliance intended to close the Offer "immediately after regulatory approval is obtained, which Alliance anticipates will occur by the end of September", thus delivering "superior and immediate" value to Bally shareholders. Alliance added that it proposed to complete its back-end merger with Bally "by Thanksgiving." Alliance also extended its Offer until September 29, noting that approximately one million shares had been tendered into the Offer.

          46. The September 1 Announcements also explained that, for the moment, Alliance did "not currently intend to proceed with its consent solicitation", but that it was "prepared to pursue its consent solicitation . . . if [Bally's directors] continue to oppose the Offer."

          47. Finally, the September 1 Announcements contained a table that purported to show the superiority of the Offer to the WMS Merger on a variety of bases, including speed and certainty.















                                  -12-
PAGE

                Misrepresentations and Omissions
       in the 14D-1/Proxy Statement and Related Documents
       --------------------------------------------------

          Interests Behind Alliance
          -------------------------

          48.  Section 9 of the 14D-1/Proxy Statement, "Certain
Information Concerning the Purchaser and Alliance," disclosed that:

          Alliance may be deemed to be controlled by Kirkland Investment Corporation, a Delaware corporation ("KIC"), which holds a substantial amount of Alliance stock and warrants. KIC's principal business is acting as the general partner of Kirkland-Ft. Worth
          Investment Partners, L.P., a Delaware limited partnership engaged in making investments
          ("KFW"). On June 23, 1994, KIC was approved by the Nevada Commission (as defined in Section 15) to acquire control of Alliance and is deemed by the Nevada Commission to be a controlling person of Alliance. KIC currently has the right, pursuant to a stockholders agreement, to designate a majority of Alliance's board of directors.
          Joel Kirschbaum, a director of and consultant to Alliance, is the sole stockholder, officer and director of KIC.

          49. Alliance has nowhere disclosed that the power (and money) behind KIC's investment in Alliance is Rainwater, who is upon information and belief a direct or indirect limited partner of KFW. Indeed, the Dallas Morning News has reported that Rainwater and KFW control Alliance through a $5 million investment. Upon information and belief, the other limited partners of KFW are friends and associates of Rainwater, and Rainwater's role at Alliance has been touted to Wall Street professionals. The statements in the 14D-1 are intentionally designed to conceal Rainwater's involvement in Alliance, as Alliance has informed Bally, because Rainwater is a part owner of the Texas Rangers baseball team, and major league baseball takes a dim view of baseball owners' having any ownership interest in any type of gambling enterprise.

          50. During the 1994 Texas gubernatorial campaign of George W. Bush, Rainwater's position in both baseball and gambling became an issue. It was reported in the Dallas Morning



                                  -13-
PAGE

News that major league baseball was investigating a possible violation by Rainwater of baseball's ownership guidelines.

          51. At that time, Rainwater professed that his interest in Alliance (then known as United Gaming) was "passive and small". However, in November 1993, Institutional Investor reported that Rainwater saw gambling as "one of the most interesting longterm businesses", and was planning "to build up United [Gaming], add to its capital in return for equity, and 'become a really large factor in this industry.'" More recently, in April 1995, Forbes reported that Rainwater's wife, Darla Moore, had been put "in charge" of "running" Rainwater's assets, and as part of that job, was "dismantling" Alliance. Rainwater has also told Bally that he is personally interested and involved in the Alliance approaches to Bally; he was present at a Bally board meeting where Alliance cannot consummate a hostile takeover of Bally. Bally's shareholders are entitled to know whether the principal behind Alliance's controlling shareholder is an active or passive investor, and what his role is in the Offer.

          52. Moreover, given the substantial and key nature of Rainwater's investment in Alliance, Bally's shareholders are entitled to know whether Rainwater has plans to disinvest.
During 1994, Rainwater was several times quoted as saying that if baseball ruled that his ownership interest in Alliance conflicted with his interest in the Rangers, he would divest himself of Alliance. This is nowhere disclosed in the 14D-1/Proxy Statement. Rainwater's role in Alliance also has a crucial impact on the likelihood of Alliance securing regulatory approval to acquire Bally (see below).

          Financing the Offer
          -------------------

          53. Section 10 of the 14D-1/Proxy Statement, "Source and Amount of Funds", contained the following:

          The amount of funds required to purchase
          4,400,000 Shares pursuant to the Offer is $55,000,000. The Purchaser estimates that the total amount of funds required to purchase 4,400,000 Shares pursuant to the Offer, to refinance certain existing debt of [Bally] and to pay fees and expenses related to the Offer and the Proposed Merger will be approximately $175,000,000. These funds are expected to be provided from a combination of
          (i) up to $25,000,000 from available cash on hand of Alliance and (ii) $150,000,000 from senior secured borrowings by Alliance


                                  -14-
PAGE
          pursuant to a senior bridge facility (the
          "Bridge Facility").

          The Bridge Facility. Bankers Trust Company and Indosuez Capital (the "Banks") have furnished a letter dated June 15, 1995 expressing interest (the "Proposal Letter") in providing loans (the "Bridge Loans") under the Bridge Facility which are to be made available to Alliance in a principal amount of $75,000,000 each in connection with a tender offer for a number of Shares that (when added to the Shares already owned by Alliance) will constitute a majority of Shares on a fully diluted basis and a subsequent merger, on the general terms and conditions outlined in the summary term sheet attached to the Proposal Letter (the "Summary
          Term Sheet").

                              * * *

          The Proposal Letter provides that the
          commitment of the Banks to provide the Bridge
          Facility, if and when obtained, will contain certain conditions, including among others:
          (i) the Banks being satisfied with the
          completion of their due diligence with
          respect to [Bally] and their confirmatory due diligence with respect to Alliance (the
          Proposal Letter states that the Banks are satisfied with the results of their due diligence on Alliance to date);. . .(iv) the Banks being satisfied in their sole discretion with any arrangements regarding the permanent financing necessary to refinance the Bridge Facility.

                              * * *

          The Banks have indicated that, as a condition to providing the Bridge Loans and depending on the outcome of their due diligence review of [Bally], they may require Alliance to obtain approximately $20,000,000 in equity financing. At the time Alliance sent the June 21 Letter described in Section 11, it had obtained a commitment for such financing conditioned on the transaction with [Bally]



                                  -15-
PAGE
          being a negotiated transaction. Alliance, therefore, does not currently have a committed source for such equity financing.
          Alliance is highly confident, however, that it can raise the necessary equity if any is in fact required by the Banks after due diligence.

(Emphasis supplied.)

          54. The clear import of Alliance's public statements through August, including those in the 14D-1/Proxy Statement, was that Alliance had at the time assurances of sufficient financing to consummate the Alliance Offer.

          55. A careful analysis of the disclosures, however, coupled with the statements made by Alliance to Bally concerning its inability to finance a hostile offer, revealed that there was no assurance at all of financing to consummate the Alliance Offer in its present, hostile form.

          56. Although Alliance summarized the conditions to its being able to draw on the Banks' financing, it did not fully explain them or explain how unlikely they were to be satisfied. For example, Alliance did not clearly state that it was required to have arranged permanent financing to replace the proposed bridge financing before it could draw on the bridge financing (as set forth in the "Takeout Financing" section of the Banks' Summary Term Sheet in Exhibit (b) to the 14D-1/Proxy Statement), but only that "any" arrangements that exist must be satisfactory to the Banks. Alliance did not disclose even whether it had made any efforts to line up takeout financing, or what the results of such efforts had been. Finally, Alliance did not explain why it was "highly confident" that it would be able to raise $20 million in additional equity.

          57. The result of all the foregoing was that, contrary to the impression the 14D-1/Proxy Statement sought to foster, there was no reasonable likelihood that Alliance would have the financing to consummate a hostile Offer. The September 1 Announcements in effect conceded that all the above was true with respect to the bridge facility described in the 14D-1/Proxy Statement by utterly abandoning the bridge facility in favor of completely new and different financing.

          58. Given Alliance's history of hiding the ball with respect to its financing, shareholders and the markets may still justifiably be skeptical as to the true firmness of existing commitments, including whether Alliance has accurately described



                                  -16-
PAGE
to the new sources of financing the status of Bally indebtedness that will immediately come due should Alliance consummate the Offer (see below). The new financing is conditioned on, inter alia, there being no material adverse changes in Bally's financial condition.

          Financial Condition of Alliance/Bally
          -------------------------------------

          59. Given the financial information about Alliance and the Alliance Offer disclosed in the 14D-1/Proxy Statement -- $12.7 million of shareholder equity supporting $101 million of debt now, and an additional $65 million of debt to be incurred in the Offer at very high fees and interest -- and given that Alliance has flatly represented that its Offer and proposed back-end merger extend greater value to Bally shareholders than the WMS merger, it is crucial that Bally shareholders be given a full financial picture of the combined entity so that they can assess the likelihood of a merger ever taking place, the likely value of securities they would receive in such a merger, and the prospects of the company in which they would become shareholders.

          60. Nonetheless, the 14D-1/Proxy Statement contained no pro forma financial statements for the combined companies, no projections of what such statements might look like, and no explanation of where the capital is to come from in order to permit the combined entity to go forward. The reason for this silence is that the financial condition of the combined companies would be disastrous.

          61. In particular, Alliance nowhere addresses the fact that, pursuant to the Indenture governing approximately $40 million in outstanding Bally notes, the acquisition of 40% of Bally's voting stock by any person -- such as Alliance's consummation of its Offer -- would obligate Bally immediately to offer to purchase its notes from their holders within sixty days at 101% of the notes' principal amount plus accrued but unpaid interest. Upon information and belief, the holders of the notes consider that consummation of the Offer would trigger Bally's obligation, and intend to enforce the obligation and accept the offer to purchase the notes. Alliance says nothing of how Bally will meet this financial burden once Alliance has acquired a majority of its stock.

          Alliance's Plans for Bally
          --------------------------

          62. Closely related to the issue of the financial condition of the combined company is the crucial question of Alliance's ability and intention to consummate a back-end merger,


                                  -17-
PAGE
and the likely value of the securities to be offered to Bally shareholders in such a merger.

          63. Although its press release stated that the back-end merger "will" take place, the 14D-1/Proxy Statement was not so positive. In section 12, Alliance stated:

          Alliance currently intends, as soon as
          practicable following consummation of the
          Offer, to propose and seek to consummate the Proposed Merger. The purpose of the Proposed
          Merger is to acquire all Shares not tendered and purchased pursuant to the Offer or otherwise. Pursuant to the Proposed Merger, each then outstanding Share (other than Shares owned by the [Bidder], Alliance or any of their subsidiaries, Shares held in the treasury of [Bally], and Shares owned by stockholders who perfect any available appraisal rights under the DGCL) would be converted into the right to receive an amount in shares of Alliance Common Stock (valued at their average closing price for a period of ten NNM trading days ending five NNM trading days prior to the Proposed Merger, subject to an appropriate collar) equal to the Offer
          Price. Depending upon a number of factors, Alliance may consider substituting cash in an amount equal to the Offer Price for some or all of the Proposed Merger consideration of Alliance Common Stock.

                              * * *

          The precise timing and other details of any merger or other business combination transaction will depend on a variety of factors such as general economic conditions and prospects, the future prospects, asset value and earnings of [Bally], the number of Shares acquired by the [Bidder] pursuant to the Offer or otherwise, the receipt of the necessary approvals or consents of gaming regulators and the statutory requirements described above. The [Bidder] can give no assurance that a merger or other business combination will be proposed or that, if it is proposed, it will not be delayed or abandoned. The [Bidder] expressly reserves the right not to propose any merger or


                                  -18-
PAGE
          similar business combination involving the
          [Bidder], or to propose a merger or other business combination on terms other than those set forth herein, and its ultimate decision could be affected by information hereafter obtained by the [Bidder], changes in general economic or market conditions or the business of Bally or other factors.

(Emphasis supplied.)

          64. Alliance has not told Bally shareholders whether the proposed merger "will", or only "may", take place. Moreover, given the woeful financial condition of a combined Alliance/Bally entity, Alliance owes it to the Bally shareholders to explain the "appropriate collar" it says will be applied to the valuation of Alliance stock to be offered to Bally shareholders if the back-end merger does occur. Alliance has not disclosed that either the collar will prevent the issuance of sufficient Alliance stock to make that stock worth $12.50 per share, or so much Alliance stock will have to be issued to Bally shareholders as to have an overwhelmingly dilutive effect.

          65. In its August 8 announcement of its consent solicitation, moreover, Alliance promised that if its slate of directors was elected, Alliance would not reduce the "$12.50 offer price or the percentage of cash it is offering." Alliance did not waive its right to abandon, or modify the terms of, the proposed back-end merger.

          66. In the September 1 Announcements, Alliance represented that it expected "to complete the merger" by Thanksgiving, but said nothing of the terms other than to repeat that there would be "an appropriate collar".

          67. Alliance well knows that the confusion and uncertainty it is causing with respect to the likelihood and terms of a back-end merger with Bally will cause Bally shareholders to react like victims of the classic game of Prisoners' Dilemma: even knowing that all would be better off if they eschewed the Offer in order to accept the WMS merger, each shareholder will be concerned that other shareholders might seek to obtain $12.50 in immediate cash for all their shares by tendering their stock to Alliance. (This can happen only if sufficient shares are tendered to give Alliance a majority, but not more; if more shares than needed are tendered, then the tendered shares will be accepted on a pro-rata basis, with the unbought tendered shares returned to await the back-end merger.) Fearful of obtaining only whatever consideration Alliance offers



                                  -19-
PAGE
in a back-end merger if enough stock is tendered to give Alliance control, each shareholder will feel coerced to tender even if he regards the WMS merger as superior.

          68. Alliance has been particularly waffling about another issue concerning Alliance's plans: its intention to conduct a contest for election of Bally directors. Also in section 12, the 14D-1/Proxy Statement stated:

          If the [Bidder] acquires, through the Offer or otherwise, voting power with respect to at least a majority of the outstanding Shares, it would have sufficient voting power to effect the Proposed Merger without the vote of any other stockholder of [Bally]. If, following the consummation of the Offer, a majority of the current members of the Board of Directors of [Bally] have not previously been replaced at an annual meeting or otherwise removed and do not either resign and cause nominees of the [Bidder] to be elected to fill the resulting vacancies or approve the Proposed Merger, then the [Bidder] intends to act by written consent to remove the members of the Board of Directors and to cause nominees of the [Bidder] to be elected to fill the resulting vacancies who intend to approve the Proposed Merger as soon as practicable thereafter, subject to the fiduciary duties they would have as directors of [Bally]. If as a result of issuances of additional Shares the [Bidder] does not obtain in the Offer voting power with respect to a majority of the outstanding Shares, the [Bidder] would nonetheless seek to take the foregoing steps.

                             * * *

          Except as described in this Offer to
          Purchase, Alliance and the [Bidder] have no present plans or proposals that would result in (i) an extraordinary corporate transaction, such as a merger, consolidation, reorganization or liquidation involving
          [Bally] or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of [Bally] or any of its subsidiaries,
          (iii) any material change in the present



                                  -20-
PAGE
          capitalization or dividend policy of [Bally],
          (iv) any other material change in [Bally]'s corporate structure or business, (v) causing a class of securities of [Bally] to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association or
          (vi) a class of equity securities of [Bally] becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act.

(Emphasis supplied.)

          This was a flat statement that if Alliance obtained majority voting power in any way, it would vote to effect the merger with Bally, and that it had no other plans with respect to the sale of Bally.

          69. That statement was totally inconsistent with (i) Alliance's press release statement that it intended to seek to elect independent directors to facilitate the sale of Bally at the highest possible price, no matter to whom; (ii) Alliance's similar representation in court on July 27, 1995; and (iii) the statement attributed to Alliance in the July 31, 1995 Mergers & Acquisitions Report to the effect that the Offer was really intended to point up the seriousness of Alliance's planned proxy fight which would result, if successful, in Bally's being put "up for sale to the highest bidder." Moreover, of course, the 14D-1/Proxy Statement said nothing about Alliance's plans to conduct a consent solicitation to elect Bally directors, or the additional variations as to what those directors would be committed to do about the Alliance Offer or the WMS merger. Finally, in its September 1 Announcements, Alliance confusingly explained that it did not intend to conduct a consent solicitation, but that it might if Bally continued to oppose the Offer. Since nothing about the Offer has changed except (possibly) its financing, and since Bally has already explained that it prefers the WMS merger, Alliance must explain to Bally's shareholders what its intentions are with respect to a consent and/or proxy solicitation.

          History of Negotiations
          -----------------------

          70. Alliance's version of the history of its negotiations with Bally and its alleged efforts to obtain due diligence of Bally was set forth at length in section 11 of the 14D-1/Proxy Statement, "Contacts and Transactions with [Bally];


                                  -21-
PAGE

Background of the Offer". The brunt of the story was that Alliance had continually sought, and had been continually denied, access to confidential information about Bally on a "level" basis with WMS. The same thrust appeared in Alliance's press releases.

          71. The commentary and self-serving correspondence set forth in the 14D-1/Proxy Statement were false and misleading, and distorted the true history of the negotiations as set forth above.

          Obstacles to a Rapid Alliance/Rally Combination
          -----------------------------------------------

          72.  Alliance represented in two letters quoted in
section 11 of the 14D-1/Proxy Statement that it believed that it had a timing advantage over the WMS merger because (i) the cash portion of the Alliance Offer could be consummated immediately and (ii) Alliance would quickly obtain regulatory approval. These representations were repeated in the September 1 Announcements, in which Alliance claimed it could consummate the Offer by the and of September and the back-end merger by Thanksgiving. This is a false and misleading representation.

          73. First, Alliance's purported ability to consummate the cash Offer immediately is premised on its analysis of a non-competition agreement to which Bally is a party, which analysis appeared in section 15 of the 14D-1/Proxy Statement, "Certain Legal Matters":

          Non-competition covenant.  Alliance
          understands that [Bally] is a party to an agreement with Bally Entertainment
          Corporation ("Entertainment"), its former parent, that contains a provision requiring that [Bally] not (and requiring [Bally] to cause its affiliates (as defined) not to) engage in any business in which Entertainment or certain related parties are engaged.
          Following consummation of the Offer, Alliance believes that it will not become, and should not be deemed, an affiliate of [Bally] for this purpose. Alliance's casino operations
          (but not its route operations) are businesses in which Entertainment is engaged. The non-competition covenant expires an January 8, 1996, but contains a provision purporting to postpone the expiration for any period during which [Bally] is in violation of the covenant. Even if Alliance were deemed an



                                  -22-
PAGE
          affiliate for this purpose following
          consummation of the Offer, Alliance believes that enforcement of the covenant against [Bally] in respect of Alliance's casino operations would be unreasonable and contrary to the public interest. Accordingly,
          Alliance does not believe the covenant would be interpreted to apply with respect of the Offer or the Proposal Merger.

          74. The major error in this analysis is that Alliance stated no basis for its contentions that it would not be deemed an affiliate of Bally upon acquiring 51% of Bally's stock -- the agreement with Bally Entertainment defines "affiliate" to include just such a situation -- or that the public interest would prevent enforcement of the agreement.

          75. The agreement would thus bar Alliance from consummating the Alliance Offer prior to January 8, 1996, or longer if Alliance caused Bally to violate it by acquiring 51% of Bally stock pursuant to the Offer.

          76. Alliance has told Bally that it proposes to ignore the agreement and let Entertainment sue over the violation. What Alliance has failed to explain is that Entertainment is a substantial customer of Bally and the licensor of its name. Regardless of the enforceability of the agreement, therefore, it would be a very risky proposition to anger Entertainment.

          77. As to regulatory approvals, Alliance set forth a lengthy explanation of the process in section 15 of the 14D1/Proxy Statement. What it did not set forth is (i) the need for Alliance to obtain prior approval before it accepts consents from enough Bally shareholders to obtain control of Bally, or
(ii) the embarrassment and delay that will be caused by the need to reveal to regulators the role being played in Alliance by Rainwater and possibly others behind Alliance and its new sources of financing, and in particular the fact that Rainwater is assuming an enlarged role the gambling industry, and the potential conflict with his baseball interests, or (iii) the likelihood that regulators will reject an Alliance/Bally combination because of the financial instability of the combined entity, as set forth above. Upon information and belief, Alliance has previously concealed from regulators in various states that Rainwater is an active principal behind Alliance's controlling shareholder, but has instead represented that he is a passive investor and that he has no intent of having any active role in management decisions. Indeed, the Nevada Gaming Commission has ordered that Rainwater have no involvement in the



                                  -23-
PAGE
running of Alliance without prior approval. The disclosure of Rainwater's active role to the regulators will cause substantial delays in the approval process. Similarly, the unstable financial condition of Alliance and Bally after consummation of the Offer including the immediate obligation to repurchase $40 million in Bally notes), let alone after a merger, will cause delay in the regulatory approval process and possibly ultimate rejection.

          78. Moreover, compliance by Alliance with federal securities laws, SEC rules and applicable state laws will render it possible for Alliance to affect a back-end merger with Bally
"by Thanksgiving".

          79. For all of these reasons, Alliance's representa-tions that it could get value to Bally's shareholders quickly were false and misleading.

          The WMS Merger
          --------------

          80. Relative speed of accomplishment is only one ground on which Alliance has falsely described its Offer as superior to the WMS merger. Detailed comparisons appeared in two letters quoted in section 11 of the 14D-1:

          We believe our offer is clearly superior to the WMS offer:

               1.   The price we are offering
          represents a substantial premium over your current market price and is higher than the value of the WMS offer.

               2.   The consideration is largely cash,
          giving your stockholders more certainty as to the value of our offer.

               3.   Our offer is not conditioned on
          disposition of substantial assets.

               4.   We believe our offer has a
          significant timing advantage over the WMS offer. Our transaction could be promptly completed in two stages to get the cash portion to your stockholders quickly. Also, we are well known to your regulators, are already licensed in Nevada and believe that we could quickly obtain the needed regulatory approvals.


                                  -24-
PAGE

               5.   We are prepared to take appropriate
          steps to foster continuity of management.

               6.   We are familiar with BGII and its
          industry and believe we could quickly
          finalize a definitive agreement.

                              * * *

          To turn now to the benefits of our offer:

          --   the price is higher.

          --   the consideration is largely cash.

          --   the cash portion of our deal could
               be done separately before a merger,
               speeding the delivery of value to
               your stockholders.

          --   the exchange ratio for our deal
               would not be set until the time of
               the merger, protecting your
               stockholders against the market
               risk they have been suffering with
               WMS.

          --   we are well known to your regu-
               lators and are confident we can get
               regulatory approval promptly.

          --   we believe that signing an agree-
               ment in principle with us would
               help you avoid a conflict between
               doing what is best for your
               stockholders and hastily accepting
               an inferior offer in order to
               forestall the embarrassment of
               possible imminent regulatory
               sanctions in New Jersey.

          --   our deal does not involve asset
               sales or other dispositions of
               questionable feasibility.

          --   we can bring advanced technology to
               bear on Bally's business in a way
               that will create significant value
               for both companies' shareholders
               while keeping your management team
               and momentum intact.

                                  -25-
PAGE

          81.  Similar comparisons appeared in the September 1
Announcements.

          82. The falsity of the timing comparison has been set forth above. Many of the other comparisons are equally false and misleading:

          (i) The price of the Alliance offer in not higher than that of the WMS merger when the following factors are taken into consideration:

               -- the low likely value of any back-end merger with Alliance (given the collar);

               -- the rising price of WMS stock ($22.75 as of September 1, 1995); and

               -- the likelihood that Bally shareholders will receive cash from proceeds of the sale of the German operations in excess of $55 million, which together with the higher price of WMS stock means the Bally shareholders will receive more than $12.50 per share.

          (ii) The fact that the Alliance Offer's consideration is largely cash does not make the Alliance Offer superior because:

               -- Bally shareholders will likely receive some cash in the WMS merger as well;

               -- any Bally shareholder who wishes to receive cash can sell highly liquid WMS stock on the New York Stock Exchange; and

               -- the structure of the consideration of the WMS merger makes the transaction largely tax-free to Bally shareholders, as contrasted with the fully taxable Alliance Offer.

         (iii) The "advantage" of not setting the exchange ratio
               for the Alliance back-end merger until the time of
               the merger is offset by:

               --   the rising price of WMS stock;

               -- the low value that Alliance stock will likely have once the companies are combined;



                                  -26-
PAGE

               -- the collar and the extraordinary dilution that would result from the issuance of new
                    Alliance shares; and

               -- the probability that no back-end merger with Alliance will ever take place, or that one other than the Proposed Merger will take place.

          (iv) Alliance knows full well that the sale of the German operations is not "of questionable feasibility".

          83. Each and every one of the foregoing misstatements and omissions is material and was made knowingly by Alliance.

             Misrepresentations and Omissions in the
        Preliminary Consent Statement and August 8 Letter
        -------------------------------------------------

          84. The Preliminary Consent Statement repeated, and the August 8 Letter summarized, the misrepresentations and omissions of the 14D-1/Proxy Statement and Alliance's other public statements on the subjects of the interests behind Alliance, the financing for the Alliance Offer, the financial condition of a combined Alliance/Bally entity and the history of negotiations.

          85.  In addition, the following elements of
disinformation were added to the mix by the Preliminary Consent
Statement and the August 8 Letter, and remain of importance since
Alliance has reserved its right to make a consent solicitation in certain circumstances:

               --   The Preliminary Consent Statement, like
                    Alliance's July 25 announcement but unlike the 14D-1/Proxy Statement, did not contain a reservation of rights to abandon or modify the terms of the proposed back-end merger. This added to the market's confusion about whether the back-end merger will, or may, or never will take place, and increased the coercive effect of the Alliance Offer.

               -- Since the Alliance slate's program committed it to approve the Alliance Offer and proposed merger, subject only to financing, it is particularly important that Alliance provide sufficient information about the finances of the combined companies to permit an assessment of the viability of that entity.

                                  -27-
PAGE

                    But the Preliminary Consent Statement was devoid of such information.

               -- The program provided that either the newly-elected directors would be satisfied with the financing for the Alliance Offer, in which case they would accept and facilitate the Offer, or they would not be satisfied, in which case they would resign. This division of the universe of possibilities left no room for the consideration of facilitation of "other" offers for Bally, which the newly-elected directors were also somehow committed to undertake. Alliance must explain whether the directors will accept the Alliance offer subject only to financing or whether there are other circumstances in which they might reject the Offer.

               -- In speaking of "other" or "revised" offers that might provide "greater value" to Bally shareholders, it is clear that Alliance meant to exclude the WMS merger (which is not an "other" or "revised" offer). However, the Preliminary Consent Statement did not disclose that the WMS merger is, for the reasons stated above, at least not inferior to the Alliance Offer.

               --   Indeed, even more significantly, the
                    Preliminary Consent Statement barely
                    recognized the existence of the WMS merger, and said nothing whatsoever about its terms. It is impossible for any Bally shareholder rationally to decide whether to take a step virtually certain to lead to the acceptance of the Alliance Offer without being fully advised about the single alternative currently available, the WMS merger.

               -- The Preliminary Consent Statement attempted to foster a sense of suspicion of the present Bally board by falsely intimating that that board might secretly have adopted by-law amendments designed to entrench itself, when Alliance knew full well that the board had taken no such action.

               -- The Preliminary Consent Statement explained that Alliance did not believe that its


                                  -28-
PAGE
                    solicitation of sufficient consents to give it control of Bally would be an "acquisition of control" for regulatory purposes, and thus require prior approval, but it did not disclose that this belief was without basis in fact or law.

               -- The August 8 Letter explicitly and falsely stated that the "offer from WMS" was "lower" than the Alliance Offer, but gave no details at all about what the offer from WMS is.

          86. Each and every one of the foregoing misstatements and omissions is material and was made knowingly by Alliance.

                     FIRST CLAIM FOR RELIEF
                     ----------------------

          87. Bally repeats and realleges each and every allegation of paragraphs 1 through 86 of this Complaint as if fully set forth herein.

          88. Section 14(d) of the Exchange Act requires that tender offerors like Alliance file with the SEC a statement containing the information required by SEC rules. Rule 14d-3 thereunder requires that the statement be on Schedule 14D-1. Rule 14d-100 contains detailed filing instructions for Schedule 14D-1, which require the offeror to set forth fully and accurately, inter alia:

          (i) Item 2: The identity and background of all persons who control the offeror.

          (ii) Item 4: The source and amount of all funds to be used in the offer.

          (iii)Item 5: The purpose of the offer and all plans the offeror has for material changes in the ownership, control, structure or business of the target.

          (iv) Item 10: Additional information, including such additional material information as may be necessary to make the required statements, in light of the circumstances in which they are made, not materially misleading.

          89. By reason of the aforesaid material misstatements and omissions, defendants have knowingly violated Section 14(d) and Rules 14d-3 and 14d-100 thereunder.


                                  -29-
PAGE

          90.  If defendants are not preliminarily and
permanently adjoined from violating the law, and from proceeding with its Offer without making corrective disclosures, Bally and its shareholders will suffer irreparable injury in that shareholders will be forced to make investment decisions concerning their Bally stock without full and adequate information.

          91.  Bally has no adequate remedy at law.

                     SECOND CLAIM FOR RELIEF
                     -----------------------

          92. Bally repeats and realleges each and every allegation of paragraphs 1 through 86 of this Complaint as if fully set forth herein.

          93. Section 14(e) of the Exchange Act makes it unlawful for a tender offeror like Alliance to make any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or to engage in any fraudulent, deceptive or manipulative acts or practices in connection with its offer.

          94. By reason of the aforesaid material misstatements and omissions, and the fact that the Alliance Offer is illusory, defendants have knowingly violated Section 14(e).

          95.  If defendants are not preliminarily and
permanently enjoined from violating the law, and from proceeding with its Offer without making corrective disclosures, Bally and its shareholders will suffer irreparable injury in that shareholders will be force to make investment decisions concerning their Bally stock without full and adequate information.

          96.  Bally has no adequate remedy at law.

                     THIRD CLAIM FOR RELIEF
                     ----------------------

          97. Bally repeats and realleges each and every allegation of paragraphs 1 through 86 of this Complaint as if fully set forth herein.

          98. Section 14 (a) of the Exchange Act prohibits proxy solicitation (including consent solicitation) in contravention of rules adopted thereunder by the SEC. Rule 14a-3 thereunder requires that no person may solicit proxies or consents without


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first furnishing to those solicited a proxy statement containing the information specified in Schedule 14A. Rule 14a-5 sets forth details concerning the presentation of information in the proxy statement. Rule 14a-6 requires preliminary filing of proxy statements with the SEC except in certain circumstances. Rule 14a-9 prohibits solicitations of proxies or consents by means of any false or misleading statement. Rule 14a-101 sets forth detailed instructions concerning Schedule 14A.

          99. By reason of the facts that, as aforesaid, defendants' purported Offer, their contacts with certain Bally shareholders, their Preliminary Consent Statement and their August 8 Letter constitute solicitations of consents with respect to action that involves both the election of directors and a merger; defendants had at the relevant times neither furnished to those solicited nor filed with the SEC the required proxy statements; and the 14D-1/Proxy Statement, Preliminary Consent Statement and August 8 Letter to shareholders are false and misleading, defendants have knowingly violated Section 14(a) and Rules 14a-3, 14a-5, 14a-6, 14a-9 and 14a-101 thereunder.

          100. If defendants are not preliminarily and permanently enjoined from violating the law, and from proceeding to solicit consents until they have complied with the law, Bally and its shareholders will suffer irreparable injury in that shareholders will be forced to make investment decisions concerning their Bally stock without full and adequate information.

          101. Bally has no adequate remedy at law.

          WHEREFORE, Bally demands judgment against defendants as follows:

          I.   On the First Claim for Relief, an order
               preliminarily and permanently enjoining defendants and all those in active concert and participation with them from violating Section 14(d) of the Exchange Act and Regulation 14D thereunder, and from proceeding in any way with the Alliance Offer until they have made adequate corrective disclosures.

          II. On the Second Claim for Relief, an order preliminarily and permanently enjoining defendants and all those in active concert and participation with them from violating Section 14(a) of the Exchange Act, and from proceeding in any way with the Alliance Offer until they have made adequate corrective disclosures.


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          III. On the Third Claim for Relief, an order
               preliminarily and permanently enjoining defendants and all those in active concert and participation with them from violating Section 14(a) of the Exchange Act and Regulation 14A thereunder, and from soliciting any consent or proxy from any Bally shareholder until they have complied with the law.

          IV. Awarding Bally the costs of this suit, including reasonable attorneys' fees.

          V. Awarding Bally such other and further relief as may to the Court seem just and proper.

                             POTTER ANDERSON & CORROON


                             By__________________________________
OF COUNSEL:                        Michael D. Goldman (#268)
                                   Stephen C. Norman (#2686)
SHEREFF, FRIEDMAN, HOFFMAN         Michael A. Pittenger (#3212)
     & GOODMAN, LLP                350 Delaware Trust Building
919 Third Avenue                   Wilmington, Delaware  19801
New York, NY  10022                (302) 984-6000
(212) 758-9500

                              Attorneys for Plaintiff

Dated:  September 5, 1995



















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